SPONSORSHIP AGREEMENT

BETWEEN

ANTAGE INTERNATIONAL CORP

(“Sponsor”)

4405 Powell ave.

Montreal, Quebec

H4P 1E5

AND

VADIM STOLIARENKO

(“Fighter”)

5501 Adalbert ave, app 805

C.S.L. Quebec

H4W 2B1

Terms and Conditions of Agreement:

1. Fighter will wear the T-Shirt and Hat with logos provided by Sponsor (“Wear”) into the fighting ring as well as put the Wear on after the fight is over and the announcer is announcing the winner. He will also wear the Wear on his return to the locker room. (Sponsor must provide Wear).

2. Fighter will wear the shorts with logo (“Fight Shorts”) provided by the Sponsor during his walk to the ring, the duration of the fight, fight announcements and back to the locker room. (Sponsor must provide Fight Shorts)

3. A link to the company’s website well be put onto the Fighter’s web page and face book page.

4. The Fighter will be compensated by the sponsor with a continual supply of health supplements and clothing listed in Exhibit A.

TERMINATION

This agreement will terminate if any of the following events occur:

a. The Sponsor ceases to provide to Fighter a continual supply of health supplements listed in Exhibit A.

b. The fighter fails to perform or observe any other covenant of this agreement.

c. Upon expiration of four weeks after either the Fighter or Sponsor has given notice of its intent to terminate the agreement.

The party terminating shall notify the other party in writing, specifying the reasons for the termination.  Either party may terminate this Agreement without cause upon 30 days notice.

Notices.

All notices, demands, requests or other communications that may be or are required to be given, served or sent by any party pursuant to this Agreement will be in writing, will reference this Agreement and shall be transmitted by express courier or hand delivery or facsimile transmission, addressed to the address following such party's signature on the signature page of this Agreement.

Notices shall be sent to the parties at the following addresses or such other addresses as the parties subsequently may provide:

If to Sponsor: Antaga International Corp. 4405 Powell ave Montreal, Quebec H4P 1E5 Tel: (514) 967-4372 Email: antaga@ymail.com	If to Fighter: Titan Boxing Club TITANS 6777, rue St-André Montreal, Quebec Tel: (514)488-2913

Compliance With Laws. The parties agree that they shall comply with all applicable laws and regulations of governmental bodies or agencies in their performance under this Agreement.

IN WITNESS THEREOF, Sponsor and Fighter have caused this Agreement to be signed and delivered by their duly authorized officers, all as of the date first hereinabove written.

Agreed to and accepted as of the 14 day of November, 2009 by:

ANTAGA INTERNATIONAL CORP.: By: /S/ Georgi Parrik Date: November 14, 2009	FIGHTER: Vadim Stoliarenko By: /S/ Vadim Stoliarenko Date: November 14, 2009

Exhibit A

      Nutritional Supplements:  Antaga International Corp. will provide:

PROTEIN:

-Prowhey 3generation, choice of the fighter, up to 5  Lbs of any of the following type: Vanilla ice cream, Cookie dough, Chocalate brownie, Mochachino, Strawberry shortcake, Banana rush, or Orange mango.

GLUTAMINE:

-High Impact Glutamine 1000 Gr per 6 months (L Glutamine HCL)

CREATINE:

-Next Level Creatines 1000 Gr per 6 months (NL Creatine Monohydrate)

OTHERS:

Solely at Antaga International discretion, the fighter could be occasionaly provided with:

Vitamin A, Vitamin B Multi, Vitamin B12, Vitamin C, Vitamin D, Vitamin E, Vitamin Mega Pro V, Voltage energy drink.

      Clothing and Gear:

Before any major tournaments Antaga International Corp will provide the fighter with T-Shits and Shorts containing company logo. Antaga International Corp could also provide for the Fighter any training gear that he requires.